EXHIBIT 99.1

ONE LIBERTY PROPERTIES, INC.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.onelibertyproperties.com

ONE LIBERTY PROPERTIES, INC.
ANNOUNCES RESULTS OF OPERATIONS
FOR THE QUARTER ENDED MARCH 31, 2009

Great Neck, New York – May 6, 2009 – One Liberty Properties, Inc. (NYSE: OLP) today announced that for the three months ended March 31, 2009, it had rental income of $10,679,000 and net income of $2,653,000, or $.25 per share.  This compares with rental income, net income and net income per share of $9,655,000, $2,779,000 and $.26 per share, respectively, for the three months ended March 31, 2008.  The weighted average number of common shares outstanding is 10,694,000 and 10,681,000 for the three months ended March 31, 2009 and 2008, respectively.

Funds from operations (FFO) for the three months ended March 31, 2009 was $5.1 million ($.48 per share) compared to $4.6 million ($.43 per share) for the three months ended March 31, 2008.  Funds from operations, calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, One Liberty’s share of depreciation of its unconsolidated joint ventures and amortization of capitalized leasing expenses and deducts One Liberty’s share of gain on disposition of real estate of consolidated joint ventures.  See the table below for reconciliation of FFO information with GAAP financial information.

Patrick J. Callan, Jr., President and Chief Executive Officer of the Company, reported that rental income increased by $1,024,000, or 10.6%, quarter versus quarter due primarily to the acquisition of 12 properties during 2008, offset in part by the decrease in rental income resulting from the rejection by Circuit City of five leases in its bankruptcy proceeding.

On the expense side, Mr. Callan reported that depreciation and amortization expense increased by $319,000, or 15.7%, primarily due to the acquisition of 11 properties in 2008 and depreciation of a property which had been classified as “held for sale” during the three months ended March 31, 2008, with no depreciation taken in the 2008 quarter.  In addition, real estate expenses increased by $225,000, or 375%, for the three months ended March 31, 2009, due to taxes and utilities at the five properties previously leased to Circuit City and at another vacant property.

Interest and other income decreased by $181,000, or 86.6%, for the three months ended March 31, 2009, due to less cash available for investment in short-term cash equivalents and a decrease in interest rates.  Interest expense increased by $178,000, or 4.9%, primarily for interest expense on funds drawn down under our credit facility to facilitate the purchase of eight properties in 2008.

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions.  Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Form 10-K and Amendment No. 1 thereto (Form 10-K/A) for the year ended December 31, 2008.  You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact:	Simeon Brinberg
(516) 466-3100

ONE LIBERTY PROPERTIES, INC.   (NYSE:  OLP)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2009	2008
Revenues:
Rental income - Note 1	$10,679	$9,655

Operating expenses:
Depreciation and amortization	2,352	2,033
General and administrative	1,649	1,596
Federal excise tax	-	11
Real estate expenses	285	60
Leasehold rent	77	77
Total operating expenses	4,363	3,777

Operating income	6,316	5,878

Other income and expenses:
Equity in earnings of unconsolidated joint ventures	160	145
Gain on disposition of real estate of unconsolidated joint venture	-	297
Interest and other income	28	209
Interest:
Expense	(3,813)	(3,635)
Amortization of deferred financing costs	(281)	(158)

Income from continuing operations	2,410	2,736

Income from discontinued operations	472	43
Impairment charge on property sold at a loss	(229)	-
Income from discontinued operations	243	43

Net income	$2,653	$2,779

Net income per common share-basic and diluted:
Income from continuing operations	$0.23	$0.26
Income from discontinued operations	0.02	-
Net income per common share	$0.25	$0.26

Funds from operations - Note 2	$5,110	$4,629

Funds from operations per common share-diluted - Note 3	$0.48	$0.43

Weighted average number of common shares outstanding:
Basic and Diluted	10,694	10,681

Note 1 - Rental income includes straight line rent accruals and amortization of lease intangibles of $213 and $388 for the three months ended March 31, 2009 and 2008, respectively.

Note 2 - Funds from operations is summarized in the following table:
Net income	$2,653	$2,779
Add: depreciation of properties	2,359	2,051
Add: our share of depreciation in unconsolidated joint ventures	81	80
Add: amortization of capitalized leasing expenses	17	16
Deduct: our share of net gain on sale in unconsolidated joint ventures	-	(297)
Funds from operations (a)	$5,110	$4,629

Note 3 - Funds from operations per common share is summarized in the following table:
Net income	$0.25	$0.26
Add: depreciation of properties	0.22	0.19
Add: our share of depreciation in unconsolidated joint ventures	0.01	0.01
Deduct: our share of net gain on sale in unconsolidated joint ventures	-	(0.03)
Funds from operations per common share (a)	$0.48	$0.43

(a)              We believe that FFO is a useful and a standard supplemental measure of the operating performance for equity REITs and is used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO when reporting their operating results.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time.  In fact, real estate values have historically risen and fallen with market conditions.  As a result, we believe that FFO provides a performance measure that when compared year over year, should reflect the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income.  We also consider FFO to be useful to us in evaluating potential property acquisitions.

FFO does not represent net income or cash flows from operations as defined by GAAP.  You should not consider FFO to be an alternative to net income as a reliable measure of our operating performance; nor should you consider FFO to be an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO does not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders.  FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

	ONE LIBERTY PROPERTIES, INC.
	CONDENSED BALANCE SHEETS
	(Amounts in Thousands)

	March 31,	December 31,
	2009	2008
ASSETS
Real estate investments, net	$383,296	$387,456
Investment in unconsolidated joint ventures	5,855	5,857
Cash and cash equivalents	15,884	10,947
Unbilled rent receivable	11,153	10,916
Other assets	13,785	13,929
Total assets	$429,973	$429,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable	$226,530	$225,514
Line of credit	27,000	27,000
Other liabilities	10,186	12,616
Total liabilities	263,716	265,130

Stockholders' equity	166,257	163,975
Total liabilities and stockholders' equity	$429,973	$429,105